Exhibit 99.1

         Press Release

Gyrodyne Announces Agreement with Star Equity Fund

Will Implement Incentive Compensation Enhancements to Better Align with Shareholders; Star Equity Withdraws Nominations and Shareholder Proposal

St. James, N.Y., September 6, 2023 /PRNewswire/ -- Gyrodyne, LLC (Nasdaq: GYRO), an owner and manager of a diversified portfolio of real estate properties (“Gyrodyne”), today announced that it has entered into an agreement (the “Agreement”) with Star Equity Fund, LP (“Star Equity Fund”), under which Star Equity Fund has withdrawn both its slate of nominees for election at the 2023 annual shareholders meeting and its proposal regarding certain compensation matters, and Gyrodyne will freeze director fees and transition directors from its cash bonus plan to a new stock plan if approved by the shareholders.

Under the terms of the agreement, Gyrodyne agreed to submit for shareholder approval at its 2023 annual shareholders meeting a new stock incentive plan for directors who currently participate in Gyrodyne’s cash retention bonus plan. If shareholders approve the proposed stock plan, current director participants in the bonus plan will exchange their benefits for an equivalent value of shares under the new stock plan, with the shares vesting over a three-year period.

The agreement with Star Equity Fund is just one step in Gyrodyne’s articulated process of significant shareholder engagement.

Paul Lamb, Gyrodyne’s Chairman, stated that “[t]he Board and Management greatly appreciate the valuable input provided by Star Equity and our other shareholders, which will benefit Gyrodyne tremendously as we move forward toward completing our strategic goal of selling our properties and maximizing distributions to our shareholders.”

Jeffrey Eberwein, manager of Star Equity Fund, added that, “After recent constructive dialogue with Gyrodyne, we are pleased to have collaborated with the Board on these compensation structure changes to bring better alignment with the interests of all shareholders.”

Star Equity has also agreed to certain customary standstill provisions. The full agreement with Star Equity will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission.

About Gyrodyne, LLC

Gyrodyne, LLC owns and manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties in the New York metropolitan area. The Company owns a 63 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property, and a medical office park in Cortlandt Manor, New York, both of which are the subject of plans to seek value-enhancing entitlements. The Company’s common shares are traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about the Company may be found on its web site at www.gyrodyne.com.

Forward-Looking Statements

The statements made in this press release and other materials the Company has filed or may file with the SEC, in each case that are not historical facts, contain “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, and other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives and liquidation contingencies. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties relating to our efforts to enhance the values of our remaining properties and seek the orderly, strategic sale of such properties as soon as reasonably practicable, risks associated with the Article 78 proceeding against the Company and any other litigation that may develop in connection with our efforts to enhance the value of and sell our properties, ongoing community activism, risks associated with proxy contests and other actions of activist shareholders, risks related to the recent banking crisis and closure of two major banks (including one with whom we indirectly have a mortgage loan), regulatory enforcement, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, the ability to obtain additional capital in order to enhance the value of the Flowerfield and Cortlandt Manor properties and negotiate sales contracts and defend the Article 78 proceeding from a position of strength, the potential effects of the COVID-19 pandemic, the risk of inflation, rising interest rates, recession and supply chain constraints or disruptions and other risks detailed from time to time in the Company’s SEC reports. These and other matters the Company discuss in this press release may cause actual results to differ from those the Company describes.

Contacts

Longacre Square Partners

Joe Germani / Aaron Rabinovich

jgermani@longacresquare.com / arabinovich@longacresquare.com